                                                                 EXHIBIT 10.8.3





                    POST-PETITION LOAN AND SECURITY AGREEMENT



                          Dated as of February 22, 2000


                                     between


                     JACKSON NATIONAL LIFE INSURANCE COMPANY



                                    as Lender



                                       and



                      ROBERDS, INC., a Debtor-in-Possession



                                   as Borrower



                                       RE:



            TWENTY-FIVE MILLION DOLLAR ($25,000,000) CREDIT FACILITY






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                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 86 of 128

                    POST-PETITION LOAN AND SECURITY AGREEMENT

THIS POST-PETITION LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 22nd day of February, 2000, by and among JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan insurance company ("Lender"), and ROBERDS, INC. ("Borrower"), an Ohio corporation, as debtor and debtor-in-possession.

                             W I T N E S S E T H :
                              - - - - - - - - - -

WHEREAS, on January 19, 2000, Borrower filed a voluntary petition for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the "Voluntary Petition"), and Borrower continues to operate its business and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and WHEREAS, from time to time Borrower may request Lender to make loans and advances to and extend certain credit accommodations to Borrower, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made.
NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

1.       DEFINITIONS.
         -----------

1.1      GENERAL DEFINITIONS

"Account" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by Instruments or Chattel Paper, and whether or not earned by performance.

"Account Debtor," "Chattel Paper," "Documents," "General Intangibles," "Goods," "Instruments," and "Investment Property" shall have the respective meanings assigned to such terms in the UCC.

"Additional Credit" shall have the meaning specified in paragraph 12.10(d).

"Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

"Advance" means any loan made to Borrower by Lender pursuant to PARAGRAPH 2.1 and any payments made by Lender to any Person pursuant to PARAGRAPH 2.2 hereof or otherwise in accordance with this Agreement.

"Affiliate" means any Person who owns at least 5% of the outstanding capital stock of the Borrower or any Person directly or indirectly controlling, controlled by or under common control with the Borrower.

"Availability" means, at any time, the lesser of the Revolving Loan Commitment or the Borrowing Base minus, in either case, the aggregate amount of all outstanding Obligations.

"Availability Reserves" means, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Advances which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the obligations hereunder or its value, (ii) the assets, business or prospects of Borrower or (iii) the Security Interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Lender is or may have been incomplete, inaccurate or misleading in any material respect; (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, consti-



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                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 87 of 128
tute an Event of Default; or (d) to reflect the Carve-Out and the G.E. Capital Lien. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on rent, in-store customer credits, gift certificates, frequent shopper programs, layaways and customer deposits and other Charges.

"Base Rate" means the highest prime or equivalent rate of interest (expressed as an annual rate rounded upwards, if necessary, to the next 1/16 of 1%) publicly announced by The Chase Manhattan Bank, N.A. or Bank of America National Trust and Savings Association from time to time as its "prime rate" or "reference rate", each change in such a rate to take effect on the date of effective change of such prime rate or reference rate. The Base Rate is not intended to be the lowest rate of interest charged by the Lender to its borrowers.

"Bankruptcy Case" shall mean that certain Chapter 11 Bankruptcy Case No. 00-30194 in the United States Bankruptcy Court, Southern District of Ohio, Western Division, pursuant to which Borrower is the debtor-in-possession.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

"Bankruptcy Court" shall mean the United States Bankruptcy Court before which the Borrower's Bankruptcy Case is pending.

"Blocked Account" shall have the meaning specified in PARAGRAPH 6 hereof.

"Borrowing Base" shall have the meaning specified in PARAGRAPH 2.1 hereof.

"Budget" shall mean the Borrower's budget of projected income and expenses as set forth on EXHIBIT F hereto, as the same shall be updated from time to time in accordance with this Agreement.

"Business Day" means any day other than a Saturday, Sunday, or such other day as banks in Chicago, Illinois are authorized or required to be closed for business and a day on which the Lender is open for the transaction of business.

"Capital Expenditures" means, with respect to any period, the aggregate of all expenditures (whether paid in cash, in kind or accrued as liabilities and including Capital Lease obligations during such period that are required by GAAP to be included or reflected in the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) on a balance sheet.

"Capital Lease" means any lease of Property required by GAAP to be reflected as a liability on the Borrower's balance sheet.

"Carve-Out" shall have the meaning set forth in paragraph 3.

"CERCLA" means the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. sec. 9601 et seq.

"Change of Control" means any transaction or event as a result of which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of more than 30% of the issued and outstanding shares of the capital stock of the Borrower.

"Charges" shall have the meaning specified in PARAGRAPH 9.1(g).

"Clearance Inventory" means Inventory with minor cosmetic defects but otherwise in good condition or working order located in Borrower's stores that contain a department in those areas designated to sell only clearance merchandise that is not Eligible Liquidation Inventory or Eligible Inventory.

"Closing Date" shall mean the date upon which the initial Loan is made.

"Collateral" means: (i) all property referred to in PARAGRAPH 3, wherever located and whether now existing or hereafter acquired, in which Borrower now has or may hereafter acquire any interest; (ii) any other property of Borrower of any kind or nature coming into the Lender's possession, custody or control; and (iii) all other property and interests in property, real or personal, now owned or leased or hereafter acquired or leased, now or hereafter pledged or assigned as collateral security for payment of any of the Obligations.

"Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act of 1933, as amended, and other federal securities laws.

"Consolidated Tangible Net Worth" means the amount, computed in accordance with GAAP, equal to the excess of the Borrower's Consolidated Total Assets plus Subordinated Debt over their Consolidated Total Liabilities, less the amounts then being presented on the applicable Financial Statement as: (i) the excess of cost over net assets of purchased businesses; and (ii) licenses, franchises, permits, patents, copyrights, trademarks, tradenames and other like intangibles and organizational expenses.

"Consolidated Total Assets" means the amount, computed in accordance with GAAP, of the total assets of the Borrower and its consolidated Subsidiaries, excluding: (i) all Intercompany Accounts; (ii) all transactions with Affiliates not permitted by PARAGRAPH 10.2(e); and (iii) minority interests in Subsidiaries.

"Consolidated Total Liabilities" means the amount, computed in accordance with GAAP, of the total liabilities (including all Indebtedness) of the Borrower and its consolidated Subsidiaries, and all reserves and deferred credits.

                 ---------------------------------------------

                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 88 of 128

"DDA" means any checking or other demand daily depository account maintained by Borrower.

"Default" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default. "Default Rate" shall have the meaning specified in PARAGRAPH 2.4 hereof.

"Dilution" shall mean, with respect to any period, the percentage obtained by dividing: (a) the sum of non-cash credits against Accounts of Borrower for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrower such period, as determined by Lender, by (b) gross invoiced sales of Borrower for such period.

"EBITDA" shall mean, with respect to any period, net income after taxes for such period (excluding: (i) any after-tax gains or losses on the sale of assets other than in the ordinary course of business; and (ii) other after-tax extraordinary gains or losses) PLUS interest expense, income tax expense, depreciation and amortization for such period, LESS gains and losses attributable to any fixed asset sales made during such period, PLUS OR MINUS any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

"Eligible Account" means a bona fide outstanding Account (other than G.E. Capital Accounts) which arose in the ordinary course of business, LESS all unearned finance charges, late fees, and other fees which are unearned, as to which the Lender has a first priority perfected security interest under the UCC and: (x) if for the sale of services, as to which all applicable services have been duly performed and acknowledged and accepted by the Account Debtor; (y) if for a lease of merchandise, as to which all applicable merchandise has been duly leased for the term covered thereby; and (z) if for the sale of goods, as to which all goods have been shipped or delivered to an Account Debtor against a receipt therefor pursuant to a purchase order or otherwise on an absolute sale basis and as to which no rejections or returns have been made or offered. Eligible Accounts shall not include any Accounts:

         (i)      which have remained unpaid for either (i) more than thirty
                  (30) days from the original due date shown on the invoice or
                  (ii) more than ninety (90) days after the original invoice date;

         (ii) owed by an Account Debtor which collectively has more than fifty percent (50%) of the aggregate amount of its Accounts unpaid more than thirty (30) days past its original due date or more than ninety (90) days from its original invoice date;

         (iii) as to which any representation, warranty or covenant contained in this Agreement and the Other Agreements with respect to such Account has been breached;

         (iv) with respect to which a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

         (v) which relates to any cooperative advertising arrangement, a contra account, a chargeback or to a sale which is subject to any repurchase obligation or return right, such as a consignment sale, bill-and-hold sale, guaranteed sale, sale on approval or sale or return arrangement;

         (vi) which is evidenced by a promissory note or other instrument or by chattel paper or is not payable in United States dollars;

         (vii) as to which Borrower has extended the time for payment without the consent of the Lender or which is for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon Borrower completion of any further performance under the contract or agreement;

         (viii) owed by an Account Debtor as to which an Insolvency Proceeding has commenced or, in the case of an individual, as to whom death or a judicial declaration of incompetency has occurred;

         (ix) owed by an Account Debtor which: (w) is an Affiliate or employee of the Borrower; (x) does not maintain its chief executive office in the United States; (y) is not organized under the laws of the United States or any state thereof; or
                  (z) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit or accep-



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                                 Page 89 of 128
                  tance, or insured under foreign credit insurance, on terms and conditions satisfactory to the Lender in its discretion;

         (x) as to which either the perfection, enforceability, or validity of the Lender's Security Interest in such Account, or the Lender's right or ability to obtain direct payment to the Lender of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

         (xi) is not a valid, legally enforceable and unconditional obligation of the Account Debtor or is subject to setoff, counterclaim, credit, allowance or adjustment by the Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

         (xii) which are owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Borrower has assigned its right to payment of such Account to the Lender in full compliance with the Federal Assignment of Claims Act of 1940, as amended;

         (xiii) which are owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Lender determines that its Security Interest therein is not or cannot be perfected, unless Lender, in its sole discretion, determines (on a case-by-case basis) that any such Account shall qualify as an Eligible Account;

         (xiv) which are owed by an Account Debtor located in a state which requires the Borrower, in order to commence or maintain an action in the courts of that state, to either have qualified to do business and be in good standing in such state or file a notice of business activities report or similar report with such state's taxing authority, unless the Borrower has either complied with such requirement or is exempt from any such requirement;

         (xv) which (i) arises out of a contract or order which fails in any material respect to comply with any requirement of applicable law or (ii) which is not fully enforceable by Borrower in the courts of the jurisdiction of the Account Debtor's residence or (iii) is subject to any lien other than a Permitted Lien; or

         (xvi) which are contra accounts, poor credits, chargebacks, or are otherwise unacceptable to the Lender as collateral for lending purposes.

"Eligible Inventory" means, at the time of determination, Inventory owned by Borrower located at premises within the United States listed on SCHEDULE 9.1(H) in which the Lender has a first priority Security Interest under the UCC and which Inventory meets all of the following criteria:

                  (i) is new and in good condition, in a finished state and ready for immediate sale, free from defects and not, in the Lender's reasonable judgment, obsolete, unserviceable, slow-moving or unmerchantable;

                  (ii) is not (a) spare parts, (b) packaging and shipping materials or (c) supplies used or consumed in Borrower's business;

                  (iii) meets all applicable standards imposed by any governmental or other regulatory authority over such Inventory;

                  (iv) in the ordinary course of the Borrower's business, is currently saleable and is being held for sale;

                  (v) is either Letter of Credit Inventory or is not in transit or subject to any other assignment, bailment, consignment, claim, lien, charge, encumbrance, third party dispute, offset or counterclaim;

                  (vi) does not fail in any material respect to comply with any requirement of applicable law;


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                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K

                  (vii) as to which all applicable representations, warranties or covenants of Borrower to the Lender are true and correct or have been performed and complied with;

                  (viii) is not Clearance Inventory or Eligible Liquidation Inventory; and

                  (ix) is otherwise acceptable to the Lender as collateral for lending purposes.


For purposes of this Agreement, unless otherwise specified herein, Eligible Inventory shall be valued in accordance with GAAP at the lower of cost, calculated on a first-in, first-out basis, or market. Lender, at Borrower's sole cost and expense, may obtain appropriate quarterly inventory appraisals.

"Eligible Liquidation Inventory" means Inventory which is:

                  (x) located at Borrower's facilities or stores in Cincinnati, Ohio, or the State of Florida;

                  (xi)     approved for sale by liquidation by the Bankruptcy
                           Court;

                  (xii) subject to guaranteed liquidator's bids acceptable to Lender, in its sole discretion;

                  (xiii)   not Eligible Inventory or Clearance Inventory; and

                  (xiv) not otherwise unacceptable to Lender as collateral for lending purposes.

"Eligible Liquidation Real Estate" means real property owned by Borrower located within the United States and set forth on SCHEDULE 9.1(S) which is:

                  (xv)     approved for sale by liquidation by the Bankruptcy
                           Court;

                  (xvi) subject to guaranteed liquidator's bids acceptable to Lender, in its sole discretion;

                  (xvii) not considered Owned Real Property for purposes of PARAGRAPH 2.1; and

                  (xviii) not otherwise unacceptable to Lender as collateral for lending purposes.

"Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the Borrower's business and facilities (whether or not owned by it) as any of the same may be from time to time hereafter amended.

"Equipment" means all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

"Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (Chicago time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

"Event of Default" shall have the meaning specified in PARAGRAPH 11 hereof.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

"Excess Availability" means, as of any date of determination by Lender, the excess, if any, of (i) the Borrowing Base over (ii) the outstanding Advances and Letter of Credit Obligations, in each case as of the close of business on such date.


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                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 91 of 128

For purposes of calculating Excess Availability and the amount of the Borrowing Base relating thereto, all of Borrower's trade payables and outstanding debt, other than the Obligations hereunder, which remain unpaid more than thirty (30) days after the due dates thereof, other than pre-petition debts, shall, on the date of the determination of Excess Availability, be deemed to have been paid by Borrower.

"Exit Financing" means financing obtained by Borrower which provides for a portion of such financing to be used to consummate a Reorganization Plan.

"Facility" means the credit facility extended to the Borrower hereunder in the principal amount of $25,000,000.

"Fair Market Value" means, with respect to Owned Real Property, the fair market value thereof based upon the most recent appraisal provided by Borrower to Lender, in form and substance satisfactory to Lender, in its sole discretion less any outstanding Liens.

"Filing Date" means the date the Borrower filed the Voluntary Petition.

"Financials" means those consolidated financial statements of Borrower and its Subsidiaries described on SCHEDULE 9.1(O)(1) hereto, all of which financial statements have been certified as accurate and complete by the chief financial officers of the Borrower and with respect to Fiscal Year end Financials, certified by Deloitte & Touche LLP or another independent certified public accounting firm acceptable to the Lender.

"Fiscal Quarter" means in a Fiscal Year each of the four (4) calendar quarters ending March 31, June 30, September 30 and December 31.

"Fiscal Year" means the twelve month period ending on December 31.

"GAAP" means generally accepted accounting principles and practices as in effect from time to time, consistently applied during each interval and from period to period.

"G.E. Capital Account" means any Account created as a result of amounts due Borrower in accordance with the G.E. Capital Agreement provided, however, Borrower is not in default under such Agreement and G.E. Capital is not entitled to exercise any set-off rights with respect to such Accounts.

"G.E. Capital Agreement" means that certain Amended and Restated Private Label Revolving Credit Plan Agreement, as amended, by and between G.E. Capital Consumer Card Co. (as successor to Bank One, N.A.) and Borrower, or any successor agreements or arrangements with third-party credit card providers that are substantially similar in terms and conditions to the arrangements existing under the aforementioned agreement and that are acceptable in form and substance to Lender, in its sole discretion.

"G.E. Capital Lien" means the Lien on Borrower's Inventory granted to G.E. Capital Consumer Card Co. or its successor to secure payment of Borrower's obligations under the G.E. Capital Agreement, such Lien to be limited to merchandise returned by customers who used a credit card to purchase such merchandise in an amount not to exceed $2,000,000 at any one time.

"GOB Value" means with respect to either Eligible Inventory or Clearance Inventory the non-auction liquidation value thereof in an orderly "going out of business" sale to the public conducted by a liquidator who is approved by Lender and is regularly engaged in the business of appraising and liquidating inventory similar in type to the Inventory.

"Gross Margin" means with respect to the subject accounting period, the decimal equivalent of the following (determined in accordance with the retail method of accounting:
                        sales (minus) cost of goods sold
                        --------------------------------
                                      Sales

"Guaranteed Liquidation Inventory Value" means a liquidator's guaranteed-bid receivable representing the value of liquidation proceeds, less all fees and expenses, from Eligible Liquidation Inventory.

"Guaranteed Liquidation Real Estate Value" means a liquidator's guaranteed-bid receivable representing the value of liquidation proceeds (net of all Liens thereon), less all fees and expenses, from Eligible Liquidation Real Estate.

"Hazardous Substances" means all materials, substances, compounds and solutions the use, transportation, storage, generation or disposal of which are regulated by any Environmental Law. Without limiting the generality of the foregoing, Hazardous Substances shall include (a) "hazardous substances", as defined in CERCLA 42 U.S.C. sec. 9601 (14), (b) "petroleum" as defined in RCRA 42 U.S.C. sec. 6991(2)(B), and (c) "pollutant" and "contaminant", each as defined in CERCLA 42 U.S.C. sec. 9601 (33).

"Indebtedness" means all liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, the Obligations and all obligations to trade creditors whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to any Person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by Borrower, even though Borrower has not assumed or become

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                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 92 of 128
liable for the payment thereof; (ii) obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iii) all unfunded pension fund obligations and liabilities; and (iv) all deferred or accrued taxes.

"Indemnified Party" shall have the meaning specified in PARAGRAPH 13 hereof.

"Information Certificate" means the Information Certificate of Borrower constituting SCHEDULE 1.1(B) hereto and containing material information with respect to Borrower, its business and assets.

"Insolvency Proceeding" means, with respect to the Person in question, the commencement or filing by or against it of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other similar relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment for the benefit of creditors; the appointment of a receiver, trustee or custodian for it or for any of its assets; the institution by or against it of any of the foregoing or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of its affairs; the sale, assignment, or transfer of all or any material part of its assets; the nonpayment generally of its debts as they become due; or the cessation of its business as a going concern.

"Intercompany Accounts" means all Accounts, however arising, which are due to Borrower from, or which are due from Borrower to, any Affiliate.

"Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

"Inventory" means with respect to Borrower, all inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration used in connection with the manufacturing, printing, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the business of Borrower; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

"Inventory Advance Rate" shall mean the advance rate applied to the applicable Inventory pursuant to paragraph 2.1(a) hereof.

"Lease" means any lease or other agreement pursuant to which Borrower is entitled to the use or occupancy of any space.

"Leasehold Interest" means any interest of the Borrower as lessee under any Lease.

"Letter of Credit" means any documentary or stand-by letter of credit issued for Borrower's account pursuant to PARAGRAPH 2.2 hereof, which Letter of
Credit: (x) may be either a trade letter of credit or a stand-by letter of credit; and (y) unless the Lender otherwise agrees, shall have an expiration date no later than the earlier of: (i) the day numerically corresponding to the date of issuance in the twelfth month thereafter (or, if there is no such day, on the last day of such month); and (ii) six Business Days prior to the expiration of the Term.

"Letter of Credit Inventory" means any Eligible Inventory which Borrower has purchased, the payment of which is secured by the issuance of a Letter of Credit.

"Letter of Credit Obligations" means the maximum undrawn amount of all Letters of Credit and to the extent not charged to Borrower's account as an Advance, all drawn amounts of all Letters of Credit not paid directly by the Borrower, and all fees, costs and expenses of any kind payable by the Borrower or the Lender directly or indirectly in connection therewith.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement. "Lien" includes reservations, exceptions, easements, leases and other restrictions and encumbrances affecting real property. For purposes hereof a Person shall be deemed to own property acquired or held pursuant to a conditional sale or similar security arrangement.

"Loan Documents" shall mean this Agreement and the Other Agreements.

"Loans" collectively means the revolving loan Advances.

"Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences,


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

whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, condition (financial or otherwise) or prospects of the Borrower, taken as a whole.

"Mortgages" means the fee or leasehold mortgages, deeds of trust or similar instruments concurrently or hereafter entered into by the Borrower for the benefit of the Lender. At any time when there is only one Mortgage, references to "Mortgages" shall be deemed to refer only to such Mortgage.

"Net Income" means, with respect to any fiscal period of Borrower, the net income after the provision for income and franchise taxes for such fiscal period of Borrower, as determined in accordance with GAAP.

"Notes" collectively means the Notes which evidence the revolving loan Advances substantially in the form of EXHIBIT A.

"Obligations" means and includes the aggregate of the unpaid principal balance of all revolving loan Advances and all accrued interest on all thereof, the Letter of Credit Obligations, and all other loans, indebtedness, debts, liabilities, obligations, interest, fees, premiums, guarantees, covenants and duties owing by Borrower to the Lender, of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including those arising before, during and after the commencement of any case with respect to Borrower under the Bankruptcy Code or any similar statute or those arising under the Other Agreements. "Obligations" includes: (i) any debt, liability or obligation owing from Borrower to others which the Lender may obtain by assignment or otherwise;
(ii) all interest, fees, charges or other costs and payments that Borrower is required to pay to the Lender under or as a result of the Loan Documents or by law; (iii) all fees, costs and expenses described in PARAGRAPH 14.2 or otherwise required to be paid by Borrower to the Lender pursuant to any Loan Document.

"Orders" means the Interim Order and the Final Order of the Bankruptcy Court referred to in paragraph 12.6 and 12.10.

"Other Agreements" means, collectively, the Orders, the Information Certificate, all agreements, instruments and documents including, without limitation, notes, guarantees, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Obligations or the transactions contemplated hereby.

"Over Advance" shall have the meaning specified in PARAGRAPH 2.1(c).

"Owned Real Property" means real property owned by Borrower other than Eligible Liquidation Real Estate as set forth on SCHEDULE 9.1(s).

"Permitted Liens" means: (i) Liens for taxes not yet payable or being contested in good faith and by appropriate proceedings diligently pursued, provided that the reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (ii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance, old age pensions or other social security benefits or obligations; (iii) deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business and not in connection with the borrowing of money; (iv) Liens in favor of the Lender; (v) such utility, access and other easements, rights of way, restrictions, exceptions, minor defects or irregularities in or clouds on title or encumbrances not arising out of the borrowing of money or the securing of advances or credit, and which will not interfere with or impair in any respect the utility, operation or value of any properties of Borrower; and (vii) Liens described in detail on SCHEDULE 9.1(b) hereof.

"Permitted Sale Assets" means any property or assets owned by Borrower other than Owned Real Property, Eligible Liquidation Real Estate or Eligible Liquidation Inventory which is:

(i)      approved for sale by liquidation by the Bankruptcy Court;

(ii)     set forth on Schedule 1.1(c); and

(iii)    subject to Lender's consent, in its sole discretion.

"Person" means any individual, trust, firm, partnership, corporation or any other form of public, private or governmental entity or authority.

"Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against Borrower.



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

"Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Base Rate in accordance with the terms thereof.

"Proceeds" means all products and proceeds (as defined in the UCC) of any Collateral, and all proceeds of any such proceeds, including all cash, credit balances and all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance and all proceeds obtained as a result of any legal action or proceeding with respect to any Collateral.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Real Property Leases" shall mean the Borrower's Leasehold Interest in the real property set forth on SCHEDULE 9.1(s).

"Reference Bank" shall mean The Chase Manhattan Bank, N.A., or such other bank as Lender may from time to time designate.

"Release" shall have the meanings assigned to such term in CERCLA 42 U.S.C. sec. 9601(22).

"Reorganization Plan" means a plan of reorganization in the Bankruptcy
Case. "Reportable Event" shall have the meaning specified in PARAGRAPH 9.1(f).

"Revolving Loan Commitment" shall mean the amount of $25,000,000.

"Revolving Note" shall mean the promissory note in the original principal amount of $25,000,000, executed by Borrower to the order of Lender, dated as of the Closing Date.

"Security Interest" collectively means the liens and security interests created for the benefit of the Lender pursuant to the Loan Documents.

"Special Collateral" shall have the meaning specified in PARAGRAPH 3.

"Solvent" means when used with respect to any Person, that:

         (b) the fair value and present fair saleable value of such Person's assets is in excess of the total amount of such Person's stated liabilities including identified contingent liabilities;

         (c) the present fair saleable value of such Person's assets is in excess of the amount that will be required to pay such Person's probable liability on such Person's debts as they become absolute and mature;

         (d) such Person does not have unreasonably small capital to carry on the business in which such Person is engaged and all businesses in which such Person is about to engage; and

         (e) such Person has not incurred debts beyond such Person's ability to pay such debts as they mature.

"Subordinated Debt" means Indebtedness of Borrower which is subordinated to the Obligations in a manner satisfactory in form and substance to Lender.

"Subsidiary" means any corporation (or other legal entity) of which more than 50% of the outstanding stock (or other equity interests) having by its terms the ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation (or other legal entity) is at the time, directly or indirectly through one or more intermediaries, owned or controlled by the Borrower and/or one or more of its Subsidiaries, irrespective of whether or not, at the time, stock (or other equity interests) of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency.

"Superpriority Claim" means a claim against Borrower in the Bankruptcy Case which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

"Term" shall have the meaning specified in PARAGRAPH 8 hereof.

"UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 of the UCC of New York to be applied in connection with the issue of perfection of security interests.

         2.       LOANS AND TERMS OF PAYMENT

2.1 REVOLVING LOAN ADVANCES. (a) Upon the Borrower's requests made during the Term, the Lender will make revolving loan Advances to Borrower in an aggregate principal amount at any time outstanding not in excess of the lesser of (x) the Borrowing Base or (y) the Revolving Loan Commitment minus all Letter of Credit Obligations. As used herein the term "Borrowing Base" shall mean an amount as of any time of determination equal to the sum of:


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

         (i) the lesser of either (x) 85% of the amount of Eligible Accounts and of the G.E. Capital Account as at such date or
                  (y) $2,000,000; PLUS

         (ii) the lesser of either (x) 68% of the value of Eligible Inventory or (y) 85% of the GOB Value of Eligible Inventory; PLUS

         (iii) the lesser of either (x) 30% of the value of Clearance Inventory or (y) 85% of the GOB Value of Clearance Inventory or (z) $1,000,000; plus

         (iv) the lesser of either (x) 85% of the value of Accounts relating to Eligible Liquidation Inventory based on the Guaranteed Liquidation Inventory Value or (y) $10,000,000 PLUS

         (v) the lesser of (x) 67.3% of the Fair Market Value of Owned Real Property or (y) $3,000,000; PLUS

         (vi) the lesser of either (x) 75% of the value of Accounts relating to Eligible Liquidation Real Estate based on the Guaranteed Liquidation Real Estate Value or (y) $20,000,000; and PLUS

         (vii) an amount equal to the product of the applicable advance rate set forth in paragraphs 2.1(ii) or (iii) above TIMES all undrawn amounts on outstanding Letters of Credit issued for the purchase of Eligible Inventory or Clearance Inventory; and MINUS

         (viii)   all Letter of Credit Obligations; and MINUS

         (ix)     any Availability Reserve.

         The Lender may, in its sole discretion, at any time or times upon three Business Days' prior notice to the Borrower, increase or decrease the ratio of the Advances against Eligible Accounts, Eligible Inventory, Eligible Liquidation Inventory or Eligible Liquidation Real Estate, or all of the foregoing, and, in the event that any such ratio shall be decreased for any reason, such decrease shall become effective immediately for purposes of calculating the maximum amount of new revolving loan Advances hereunder. Notwithstanding anything contained herein to the contrary, upon repayment of Advances with the proceeds of any sale of Owned Real Property, no additional Advances will be made with respect to Owned Real Property.

         (b) Lender may, in its discretion, from time to time: (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that the Dilution has increased with respect to the Accounts for any period to five percent (5%) or greater or may be reasonably anticipated to increase to five percent (5%) or greater; or (ii) upon not less than one (1) day's prior notice to Borrower, establish any Availability Reserves.

         (c) Borrower shall request each Advance not later than 11:00 a.m. (Chicago time): (i) on the Business Day the Borrower requests Lender to make a Prime Rate Loan and (ii) at least three (3) Business Days before the Business Day on which the Borrower requests the Lender to make a Eurodollar Rate Loan. Each such request shall be made by telephone or facsimile transmission in the form of EXHIBIT B hereto ("Borrowing Request") and shall specify the requested date and amount of such Advance. Each such notice shall be irrevocable. Each oral request for an Advance shall be conclusively presumed to be made by a person authorized by Borrower to do so and shall be confirmed in writing by delivery to Lender of a Borrowing Request the next Business Day. Any Advance which is a Eurodollar Rate Loan shall be in an amount not less than $5,000,000 and in integral multiples of $1,000,000 each thereafter. Advances shall be evidenced by a Note in the form of EXHIBIT A. All Advances shall be repaid in full upon the earlier to occur at
                  (A) the end of the Term, if this Agreement is terminated at such time pursuant to paragraph 8 hereof, and (B) the acceleration of the Obligations pursuant to PARAGRAPH 11 of this Agreement. If, at any time and for any reason, (x) the amount of unpaid Advances and Letter of Credit Obligations exceeds the Borrowing Base, or (y) if all of the Obligations (including, without limitation, any Advances made pursuant to this PARAGRAPH 2.1, or pursuant to any note or notes), at any time and for any reason, exceed the sum of Twenty-Five Million Dollars ($25,000,000) (such amount, an "Over Advance"), then Borrower, upon Lender's election and demand, shall be obligated to immediately pay to


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

                  Lender, in cash, the amount of such excess. Borrower hereby authorizes Lender to charge any of the Borrower's accounts to make any payments of principal or interest required by this Agreement and any such payments shall be deemed to be an Advance hereunder.

2.2 LETTERS OF CREDIT. (a) Upon the Borrower's request, and subject to the terms and conditions of this Agreement, the Borrower will cause the issuance of Letters of Credit for the account of Borrower within the limits of the Borrowing Base up to a maximum aggregate undrawn face amount of $3,000,000. Each Letter of Credit shall be acceptable in form and substance to the Lender. Any payment made by Lender to any Person on account of any Letter of Credit shall constitute an Advance hereunder. At no time shall the aggregate sum of direct Advances by Lender to the Borrower plus the contingent liability of Lender under the outstanding Letters of Credit be in excess of the Revolving Loan Commitment or the Borrowing Base.

(b) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed the agent of the Borrower. The Borrower assumes all risks for, and agrees to pay, all foreign, federal, state and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit. The provisions of this paragraph 2.2(b) shall survive the payment of the Obligations and the termination or non-renewal of the Loan Documents.

2.3      INTENTIONALLY OMITTED.

2.4      INTEREST.

(a) The Borrower will pay interest to the Lender on the unpaid principal amount of all revolving loan Advances and all other Obligations, if any, at a fluctuating rate per annum equal to one quarter of one per cent (0.25%) above the Base Rate as to Prime Rate Loans and at Borrower's option, at a rate equal to two and three quarters of one percent (2.75%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period. The fluctuating rate of interest provided for above as to Prime Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. Interest will be calculated with respect to the outstanding principal balance of the Loans at the close of each day computed on the basis of the actual number of days elapsed over a 360-day year and all payment items which the Lender receives shall be credited to the principal balance of the Obligations, subject to collection, two (2) Business Days after the Lender receives good funds therefor at its account designated by Lender. Without affecting Borrower's obligation to immediately repay to Lender the amount of any and all Over Advances in accordance with the provisions of PARAGRAPH 2.1 of this Agreement, at any time when any Over Advance exists, the Obligations shall bear interest, on the daily balance thereof owing, at two percent (2%) percentage points above the applicable per annum rates provided above (the "Over Advance Rate"). At any time when an Event of Default has occurred and is continuing the unpaid principal amount of all Obligations shall bear interest at the respective applicable per annum rates provided for above plus three percent (3%) (the "Default Rate"). All interest payable by Borrower shall be due and payable on the last business day of each calendar month during the term of this Agreement and Lender may, at its option, charge such interest to Borrower's account with Lender as an Advance.

Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms


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

         and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, however, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing; (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement; (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans; (iv) no more than four
         (4) Interest Periods may be in effect at any one time; (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and (vi) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable.

Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or
         (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the then outstanding principal amount of the Revolving Loans then available to Borrower under paragraph 2 hereof. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(b) It is the intent of the parties that the rate of interest and the other charges to the Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Lender may lawfully charge the Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrower.

2.5 FEES. The Borrower will pay the fees described below to the Lender during the term of this Agreement.

(a) An unused line fee of three eighths of one percent (0.375%) per annum on the difference between the Facility and the average unpaid monthly balance of the revolving loan Advances and undrawn Letter of Credit Obligations outstanding under the Facility, payable monthly.

(b) A Letter of Credit fee equal to one and three quarters of one percent (1.75%) per annum on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrower, which fee shall be payable monthly in arrears on the first day of each month. The Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter of Credit imposed by the bank issuing such Letter of Credit. Upon the occurrence and during the continuance of an Event of Default, all Letter of Credit fees shall be payable on demand at a rate equal to three and three quarters of one percent (3.75%) per annum on the aggregate undrawn face amount thereof.

(c) An examination fee of $750 per person, per day, plus reasonable applicable expenses, for each examination performed by or at Lender's direction of the Borrower's books and records and Collateral and such other matters as Lender shall deem appropriate in its commercially reasonable judgment, each such fee to be paid upon



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

         the completion of each such examination. Notwithstanding the foregoing, Lender reserves the right to increase the examination fee, based upon Lender's customary practices, upon prior written notice to Borrower.

(d) An early termination fee if the Term ends for any reason other than confirmation by the Bankruptcy Court of a Reorganization Plan prior to the expiration of twenty-seven (27) months after the Closing Date or a liquidation of substantially all of the Borrower's assets prior to the expiration of twenty-seven (27) months after the Closing Date, determined with reference to the date on which the Term ends in relation to the anniversaries of the Closing Date indicated below; provided, however, that if Borrower obtains Exit Financing from any source other than Lender and Lender offered to provide such Exit Financing on terms and conditions substantially similar to the terms and conditions provided in the Exit Financing then Borrower shall pay Lender a fee in the amount of 0.5% of the Facility:

                  2.0% of the Facility from the date hereof to the first anniversary of the date hereof; and 0.5% of the Facility from the first anniversary of the date hereof to May 22, 2002

         If the Facility is terminated because of the sale of the business prior to one year from the Closing Date, the Borrower shall pay the Lender an early termination fee in the amount of one half of one percent (0.5%) of the Facility; provided, however, if the Facility is terminated because of the sale of the business after one year from the Closing Date, the Lender shall not be entitled to receive an early termination fee.

(e) A closing fee of $150,000, earned in full on the date hereof, which fee shall be payable by Borrower to Lender on the Closing Date.

CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

Notwithstanding anything to the contrary contained herein, all Eurodollar Rate
         Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, by an amount deemed by Lender to be material, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans; or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material; or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.


                 ---------------------------------------------

                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K

     3. GRANT OF SECURITY INTEREST TO LENDER. As security for the payment of all Loans now or in the future made by Lender to the Borrower hereunder and for the payment or other satisfaction of all other Obligations, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located:

     (a) all Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower;

     (b) all Chattel Paper, Instruments, Investment Property, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification);

     (c)  all Inventory;

     (d)  all Goods including, without limitation, vehicles and fixtures;

     (e)  all Equipment;

     (f) all deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise);

     (g)  All capital stock of all Subsidiaries;

     (h) all Leasehold Interests and all real property owned by Borrower, including without limitation, Eligible Liquidation Real Estate and Owned Real Property set forth on SCHEDULE 9.1(S); provided, however, with respect to Leasehold Interests Lender shall not exercise any rights to obtain control of such Leasehold Interests, unless Lender agrees to assume the Borrower's obligations under the applicable Leases as of the date of Lender's possession of such Leasehold Interests, subject to any rights and remedies provided to the Borrower and Lender pursuant to Bankruptcy Code sec.365; and

     (i) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to its business.

Immediately upon Borrower's receipt of that portion of the Collateral which is or becomes evidenced by an agreement, instrument and/or document, including, without limitation, promissory notes, trade acceptances, documents of title and warehouse receipts (the "SPECIAL COLLATERAL"), Borrower shall deliver the original thereof to Lender, together with appropriate endorsements or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender.

Upon entry of the Interim Order pursuant to Section 364(c)(l) of the Bankruptcy Code, the Obligations of the Borrower hereunder shall at all times constitute allowed administrative expense claims in the Bankruptcy Case having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; provided, however, such priority of claims shall be subordinate to (i) quarterly fees required to be paid pursuant to 28 U.S.C. sec. 1930(c)(6) and fees payable to the Clerk of the Bankruptcy Court; and (ii) the payment of fees and expenses of professionals engaged pursuant to Sections 327 and 1103 of the Bankruptcy Code that are unpaid and subject to allowance by the Bankruptcy Court upon proper application therefor, in an amount not to exceed $500,000 (collectively, the "Carve-Out"). The foregoing proviso is without prejudice to Lender's right to object to any such application. In addition, the Obligations shall be secured pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code in

                 ---------------------------------------------

                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K accordance with the terms of the Interim Order and the security interests and Liens on the Collateral granted hereunder shall be senior to all other Liens on the Collateral other than Permitted Liens. Notwithstanding anything herein to the contrary, if an Event of Default shall have occurred, no payments shall be made to professionals for fees and expenses incurred after such date.


     4. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at Lender's request, at any time and from time to time, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     5. POSSESSION OF COLLATERAL AND RELATED MATTERS (a) Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to
(i) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by it for any such purpose, and (ii) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

     (b) If Borrower sells any Owned Real Property, Eligible Liquidation Real Estate, Eligible Liquidation Inventory, Clearance Inventory or any other Permitted Sale Assets or if any of the Collateral is damaged, destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise specifically provided herein or otherwise agreed to by Lender, as and when received by Borrower, a sum equal to the proceeds received from (i) such sale (except that with respect to any sale of Owned Real Property or Eligible Liquidation Real Estate, the payment of proceeds to Lender shall be subject to payment of existing mortgages thereon having priority over the Liens of Lender) or (ii) such damage, destruction or condemnation; provided, however, that without Lender's consent, unless and until an Event of Default has occurred and is continuing:

     (i) obsolete or worn out Equipment may be sold or otherwise disposed of by Borrower and the proceeds thereof may be retained by Borrower, so long as the fair market value of any such Equipment sold or otherwise disposed of in any single transaction is less than $100,000, and the fair market value, in the aggregate, of all such Equipment sold or otherwise disposed of by Borrower during any twelve-month period is less than $500,000; and

     (ii) proceeds of Collateral arising from the damage, destruction or condemnation thereof may be retained by Borrower and used by Borrower to repair, restore or replace such Collateral, as the case may be, so long as the fair market value of any such Collateral damaged, destroyed or condemned in any single incident is less than $100,000, and the fair market value, in the aggregate, of all such Collateral owned by the Borrower during any twelve-month period is less than $500,000.

6.       COLLECTIONS AND ADMINISTRATION.

     (a) Borrower shall establish an account ("Blocked Account") in Lender's name for the benefit of Borrower with a financial institution acceptable to Lender, into which Borrower will immediately deposit all payments made for Inventory or services sold or rendered by Borrower and received by it in the identical form in which such payments were made, whether by cash or check. The contents of each Blocked Account constitute Collateral and proceeds of Collateral. If Borrower, any Affiliate or Subsidiary thereof, or any shareholder, officer, direc-


                 ---------------------------------------------

                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 101 of 128
          tor, employee or agent thereof or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account.

     (b) Borrower shall deliver, or cause to be delivered by each of Borrower's credit card clearinghouses and processors, payment of all credit card charges submitted by Borrower to such clearinghouses or other processors and any other amounts payable to Borrower by such clearinghouses or other processors to the Blocked Account or as otherwise designated from time to time by Lender. Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

     (c) Borrower shall cause the automated clearinghouse or wire transfer to the Blocked Account, no less frequently than daily of

     (i) the then contents of each DDA; provided, that each such transfer shall be net of any minimum balance, not to exceed $5,000, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained; and

     (ii) the proceeds of all credit card charges not otherwise provided for pursuant hereto. Telephone advice (confirmed by written notice) shall be provided to Lender on each Business Day on which any such transfer is made.

     (d) Each financial institution with which a Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Blocked Account are the sole and exclusive property of Lender, that such financial institution has no right to setoff against such Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Lender, funds deposited in the Blocked Account on a daily basis as such funds are collected. Borrower agrees that all payments made to the Blocked Account established by the Borrower or otherwise received by Lender, whether in respect of the Accounts of Borrower or as proceeds of other Collateral of the Borrower or otherwise, will be applied on account of the Obligations of the Borrower in accordance with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses which Borrower incurs in connection with opening and maintaining a Blocked Account. All of such fees, costs and expenses which remain unpaid pursuant to any Blocked Account Agreement with Borrower, to the extent same shall have been paid by Lender hereunder, shall constitute Advances hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Advances hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to Lender in kind shall be endorsed by the Borrower, to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf.

     (e) For the purpose of this PARAGRAPH 6, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as its true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral of the Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of the Borrower's mail is deposited; and (iv) open and process all mail addressed to any Borrower and deposited therein; provided, however, that Lender shall not exercise any such powers described in SUBPARAGRAPHS (i) AND (ii) OF PARAGRAPH 6(e) (except for routine lock box payments/proceeds) unless and until an Event of Default has occurred.

     (f) Lender may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations, (i) enforce collection of any of the Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise


                 ---------------------------------------------

                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 102 of 128
          all of the Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of the Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign the requisite Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of such Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill each Borrower's Obligations under this Agreement and to allow Lender to collect the Accounts. In addition to any other provision hereof, Lender may at any time on or after the occurrence of an Event of Default, at the Borrower's sole expense, notify any parties obligated on any of the Accounts of the Borrower to make payment directly to Lender of any amounts due or to become due thereunder.

     (g) For the purpose of determining the Borrowing Base hereunder, Lender shall, upon receipt by Lender at its office in Chicago, Illinois, of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Obligations in such order as Lender shall determine in its sole discretion or such order as may be required by applicable law.

     (h) Immediately upon a Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

     (i) PAYMENT OF OBLIGATIONS. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lender shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     (j) NO DISCHARGE; SURVIVAL OF CLAIMS. The Borrower agrees that (i) its Obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and the Borrower pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Lender pursuant to the Orders and described in paragraph 3 and the security interests and Liens granted to the Lender pursuant to the Orders and described in paragraph 3 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

     (k) USE OF PROCEEDS. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only in accordance with Borrower's existing budget as approved by Lender for: (a) payments to existing lenders under that certain revolving loan facility granted by Fleet Retail Finance Inc. d/b/a BankBoston Retail Finance, Inc. as agent for a syndicate of lenders and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents. All other Loans made or Letters of Credit provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

7.       SCHEDULES AND REPORTS.

     (a) Within five (5) days after the close of each calendar week, and at such other times as may be requested by Lender from time to time hereafter, Borrower shall deliver to Lender a Borrowing Base certificate for such week, which shall include calculations of the Borrowing Base (excluding reserves but including calculations



                 ---------------------------------------------

                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 103 of 128
          of Eligible Accounts, Eligible Inventory, Eligible Liquidation
          Inventory, Clearance Inventory, and Eligible Liquidation Real Estate) and shall otherwise be in form and substance satisfactory to Lender together with (i) an aged trial balance of Borrower's accounts that are payable as of the end of such week and (ii) a schedule identifying by age each Account a reconciliation thereof to the above Borrowing Base calculations. At such times as may be requested by Lender from time to time hereafter, Borrower shall deliver to Lender
          (A) such additional schedules, certificates, reports and information with respect to the Collateral as Lender may from time to time require and (B) a collateral assignment of any or all items of Collateral to Lender. Lender, through its officers, employees or agents, shall have the right, at any time and from time to time in Lender's name, in the name of a nominee of Lender or in Borrower's name, to verify the validity, amount or any other matter relating to any of the Accounts, by mail, telephone, telegraph or otherwise. Borrower shall reimburse Lender, on demand, for all costs, fees and expenses incurred by Lender in this regard.

     (b) Without limiting the generality of the foregoing, Borrower shall deliver to Lender, at least once a month each of the following (each in such form as Lender from time to time may specify and (except as otherwise provided below) certified as to the accuracy thereof by any two of the following persons: President, Treasurer, Chief Financial Officer, or Controller of Borrower):

     (i)  Within fifteen (15) days after the end of each month:

                          (A) A certificate (signed by the Borrower's President
             or Chief Financial Officer) concerning the Borrower's Inventory.

                          (B) A written versus delivered sales summary.

                          (C) A monthly Inventory turns by department and by
             category report.

                          (D) A comparison of markets Gross Margin by category.

                          (E) Major sales summary - sales totals by SKU range
             category.

                          (F) Deposit balances aging schedule summary/total page
             by region.

                          (G) "NAS" summary report by location by division.

     (ii) Within twenty (20) days after the end of the previous month:

                          (A) Reconciliation of the above described Inventory
             certificate (paragraph 7(c)(i)(A)) to Availability and to the general ledger as of the end of the subject month.

                          (B) A Gross Margin reconciliation.

                          (C) An aging of the Borrower's accounts payable.

                          (D) A store activity report.

                          (E) An internally prepared financial statement of the
             Borrower's financial condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a regional and on a "consolidated" basis), detailed account of capital expenditures and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Borrower's business plan provided to Lender, certified as to the accuracy thereof and compliance with GAAP (subject to year-end audit adjustments) by any two (2) of the following officers: the President, Chief Executive Officer, the Chief Accounting Officer, the Chief Financial Officer, and Treasurer.


                 ---------------------------------------------

                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 104 of 128

(c) The Borrower shall cause the Borrower's President and Chief Financial Officer, respectively, to provide such Person's certificate with those monthly statements to be furnished pursuant to this PARAGRAPH 7, which certificate shall:

                          (A) Indicate that the subject statement was prepared
             in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and capital expenditures schedule or cash flows, as applicable, for, the period(s) covered, subject, however to the following:

                                       (i) usual year end adjustments (this
                          exception shall not be included in the certificate which accompanies any annual statement).

                                       (ii) material accounting changes (in
                          which event, such certificate shall include a schedule (in reasonable detail) of the effect of each such material accounting change).

                          (B) Indicate either that (i) no Event of Default has
             occurred or ( ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

                          (C) Include calculations concerning the Borrower's
             compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in PARAGRAPH 10.3.

(d) Borrower shall immediately notify Lender of any event causing loss or depreciation in value of its Inventory (other than normal depreciation occurring in the ordinary course of business). Further, Lender shall perform or arrange for quarterly Inventory appraisals at the sole cost and expense of Borrower.

(e) As soon as practicable, and in any event no later than 30 days prior to the end of the last period set forth on the Budget attached hereto as EXHIBIT F, Borrower shall furnish to the Lender an updated Budget, which shall be in form and substance satisfactory to Lender, and Borrower shall make its senior officers available to discuss the same with the Lender upon the Lender's reasonable request.

(f) All schedules, certificates, reports and assignments and other items delivered by Borrower to Lender hereunder shall be in such form and contain such information as Lender shall reasonably request. Borrower shall deliver from time to time such other schedules and reports pertaining to the Collateral as Lender may reasonably request.

(g) Borrower shall deliver to Lender, within the period specified, those additional reports specified in PARAGRAPH 10.1.

         8. TERMINATION. This Agreement shall be in effect from the date hereof until the earlier of: (i) the date occurring twenty-seven (27) months from the date hereof or (ii) the effective date of a Reorganization Plan, unless sooner terminated pursuant to the terms hereof (the "Term") at which time the Obligations shall become due and payable. If one or more of the events specified in SUBPARAGRAPHS (i) OR (ii) above occurs, this Agreement shall terminate on the date thereafter that the Obligations are paid in full; provided, however, that the security interests and liens created under the Loan Documents shall survive such termination until the date upon which payment and satisfaction in full of the Obligations shall have occurred. At such time as the Borrower has repaid all of the Obligations and this Agreement has terminated, (i) Borrower shall deliver to Lender a release, in form and substance reasonably satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver its indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to Borrower's account, but which subsequently are dishonored for any reason and (ii) upon Borrower's request, Lender shall deliver to Borrower a release in form and substance reasonably satisfactory to Borrower.

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                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 105 of 128

9.       WARRANTIES AND REPRESENTATIONS.
         ------------------------------

9.1 GENERAL WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that at all times during the Term this Agreement:

(a) Borrower is a corporation duly organized and existing and in good standing under the laws of the state of its incorporation and is qualified or licensed to do business in all other countries, states and provinces the laws of which require Borrower to be so qualified or licensed; Borrower does not have any Subsidiary except as set forth on the Information Certificate.

(b) Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of Liens, except those of Lender and Permitted Liens; the Equipment is in good operating condition and repair and has not been permitted to become a fixture to any real property;

(c) Except as set forth in the SCHEDULE 9.1(C) hereto, Borrower is not a party to any contract, lease, license agreement or other agreement or subject to any charge, corporate restriction, judgment, decree or order which could reasonably be expected to have a Material Adverse Effect, and is not a party to any labor dispute, and there are no strikes or walkouts relating to any labor contract, and no such contract is scheduled to expire during the Term; each material license is in full force and effect and no event has occurred or failed to occur which with the giving of notice or passage of time or both would constitute a default under any such license;

(d) Borrower is not in violation of any applicable statute, regulation or ordinance of any governmental entity, or of any agency thereof, which could reasonably be expected to have a Material Adverse Effect;

(e) Other than the filing of the Voluntary Petition, Borrower is not in default under the G.E. Capital Agreement and except as set forth on
         SCHEDULE 9.1(E), Borrower is not in default under its Real Property Leases;

(f) Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA, and the regulations promulgated thereunder and, to the best knowledge of Borrower's executive officers, there exists no event described in
         Section 4043(b)(3) thereof ("REPORTABLE EVENT");

(g) Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, to the extent due and payable, all taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Obligations, its employees, payroll, income, and gross receipts, its ownership or use of any of its assets, and any other aspect of its business (collectively, the "CHARGES");

(h) The offices or locations where Borrower keeps the Collateral and books and records concerning the Collateral, including, without limitation, computer programs, printouts and other computer materials, are at the locations set forth on SCHEDULE 9.1(h) hereto;

(i) The addresses specified on SCHEDULE 9.1(h) hereto include and designate Borrower's chief executive office, chief place of business and other offices and places of business and are the Borrower's sole offices and places of business;

(j) Borrower has not, during the preceding five (5) years, been known as or used any other corporate, trade or fictitious name, except as disclosed on SCHEDULE 9.1(j) hereto;

(k) Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Agreements, and its officers executing and delivering the Loan Documents are duly authorized and empowered to do so;

(l) The execution, delivery and performance by Borrower of the Loan Documents shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision con-

                 ---------------------------------------------

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

         tained in its Articles or Certificate of Incorporation or By-Laws or contained in any agreement, instrument or document to which it is now a party or by which it is bound;

(m) Borrower has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to continue to conduct its business as heretofore conducted, and to own or lease and operate the properties now owned or leased by it;

(n)      Intentionally Omitted.

(o) The Financials as set forth on SCHEDULE 9.1(o)(l) hereto have been prepared in accordance with GAAP and fairly present the assets, liabilities and financial condition and results of operations of Borrower and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and no event has occurred since the date of the Financials and is continuing which could reasonably be expected to have a Material Adverse Effect other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Bankruptcy Case; there exists no equity or long term investments in, or outstanding advances to, any Person not reflected in the Financials; except for trade payables arising in the ordinary course of its business since the dates reflected in the Financials and except as disclosed on SCHEDULE 9.1(o)(2) hereto and in the Financials, Borrower does not have any actions or proceedings pending or any Indebtedness or guaranteed the obligations of any other Person;

(p) The execution and delivery of the Loan Documents by Borrower does not directly or indirectly violate or result in a violation of Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, U, T and X of the Board of Governors of the Federal Reserve System, and Borrower does not own or intends to purchase or carry any "margin security" as defined in said Regulations;

(q)      Intentionally Omitted.

(r) Borrower has sufficient personnel and possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks and trade names to continue to conduct its business as heretofore conducted by it, and all such licenses, patents, patent applications, copyrights, trademarks and trade names are listed on SCHEDULE 9.1(r) hereto;

(s) SCHEDULE 9.1(s) hereto lists all owned and leased real property and, except as described in SCHEDULE 9.1(s), Borrower is not a party to any contract or agreement for the sale, transfer, assignment or other disposition of the real property or any portion thereof or interest therein;

(t) The Liens granted to Lender under this Agreement and the other Loan Documents constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the Liens permitted under paragraph 10.2(l) hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically permitted under paragraph 10.2(l) hereof.

(u) No event has occurred other than the commencement of the Bankruptcy Case since December 31, 1998, and is continuing which has had or could reasonably be expected to have a Material Adverse Effect;

(v) Except as disclosed in SCHEDULE 9.1(v), all premises and facilities owned, leased, used or operated by Borrower or any Subsidiary or, to the knowledge of any of the Borrower's executive officers, after a reasonable investigation, any predecessor in interest, have been, and continue to be, owned, leased, used or operated in compliance in all material respects with all applicable Environmental Laws. SCHEDULE 9.1(v) identifies with respect to Borrower and each Subsidiary, or, to the knowledge of the Borrower's executive officers, after a reasonable investigation, any predecessor in interest (i) all environmental audits, assessments or occupational health stud-


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

         ies undertaken by, or at the direction of, governmental agencies; (ii) any claim, or complaint concerning environmental matters; and (iii) all permits issued under any Environmental Laws;

(w) No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the loans pursuant to this Agreement and Borrower has no obligation to any other Person in respect of any finder's or brokerage fees in connection with the loans contemplated by this Agreement;

(x) There has been no change in the credit terms or policies which Borrower offers to its customers from those disclosed to Lender prior to the date of this Agreement;

(y) No information contained in the Loan Documents, the Financials or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement, which has previously been delivered to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading at the time and in light of the circumstances under which made.

(z) Except for the Bankruptcy Case there are no actions, suits, claims, investigations or proceedings which are pending or, to the best knowledge of Borrower's executive officers, threatened, against or affecting Borrower, its assets, goodwill or business or any other Person which could reasonably be expected to have a Material Adverse Effect or would impair the ability of Borrower to perform its obligations under the Loan Documents or would impair the Lender's ability to enforce any Obligations or realize upon any Collateral;

(aa) On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated, reversed or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower hereunder and under the other Loan Documents, the Lender shall be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

9.2 ACCOUNT WARRANTIES AND REPRESENTATIONS. With respect to its Accounts, Borrower warrants and represents to Lender that Lender may rely, in determining which Accounts listed on any schedule of Accounts are Eligible Accounts, on all statements or representations made by Borrower on or with respect to any such schedule and, unless otherwise indicated in writing by Borrower, that:

(a) They are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are evidenced by executed original instruments, agreements, contracts, or documents, which will be delivered to Lender upon request therefor;

(b) They represent undisputed bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

(c) The face amounts shown on any schedule of Accounts provided to Lender and all invoices and statements delivered to Lender with respect to any Account are actually and absolutely owing to a Borrower and are not contingent for any reason;

(d) To the best knowledge of the Borrower's executive officers, there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances allowed by such Borrower in the ordinary course of its business for prompt payment, all of which discounts and allowances are either (x) reflected in the calculation of the face amount of the invoices to which such discounts or allowances relate, or (y) evidenced on a general ledger account of such Borrower;

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

(e) To the best knowledge of the Borrower's executive officers, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the invoice face amount shown on any schedule of Accounts and on all contracts, invoices and statements delivered to Lender with respect thereto;

(f) To the best knowledge of the Borrower's executive officers, all Account Debtors thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and
         (ii) are Solvent;

(g)      They are not subject to any Liens, except those of Lender;

(h) No executive officer of Borrower has knowledge of any fact or circumstance which would impair the validity or collectability thereof;

(i) To the best knowledge of the Borrower's executive officers, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which could reasonably be expected to have a Material Adverse Effect;

(j) The goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any Liens, except those of Lender and those removed or terminated prior to the date hereof; and

(k) They comply in all respects with all applicable laws and regulations, including, but not limited to, truth-in-lending and consumer credit disclosure laws and regulations and, in the case of Account Debtors who are subject to the Bankruptcy Code, Section 524(c) thereof.

9.3 INVENTORY WARRANTIES AND REPRESENTATIONS. With respect to its Inventory, Borrower warrants and represents to Lender that Lender may rely, in determining which items of Inventory listed on any Schedule of Inventory are Eligible Inventory, on all statements or representations made by Borrower or with respect to any such Schedule and, unless otherwise indicated in writing by Borrower that:

(a)      All Inventory is located on premises listed on SCHEDULE 9.1(h) hereto;

(b) No Inventory is now, or shall at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and if Lender gives such consent, Borrower will concurrent therewith, cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name;

(c)      No Inventory is under consignment to any Person; and

(d) All Inventory is currently usable or currently saleable in the normal course Borrower's business.

9.4 YEAR 2000 PREPAREDNESS. Borrower has not experienced, and Borrower has no reason to expect Borrower to experience any Material Adverse Effect on its operations as a result of any failure of Borrower's computer hardware or software applications to function at least as effectively with respect to dates or time periods occurring after December 31, 1999, as such applications functioned for dates or time periods occurring prior to January 1, 2000.

9.5 WARRANTY AND REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS; SURVIVAL OF WARRANTIES AND Representations. Each request for an Advance made by Borrower pursuant to the Loan Documents shall constitute (i) a warranty and representation by Borrower to Lender that there does not then exist an Event of Default or a Default, except as otherwise notified to the Lender by Borrower and (ii) a reaffirmation as of the date of said request of the representations and warranties of Borrower contained in paragraphs (a) through (j) of PARAGRAPH 9.1 and in PARAGRAPHS 9.2, 9.3 AND 9.4 with respect to Collateral then existing. All representations and warranties of


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

         Borrower contained in the Loan Documents shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

10.      COVENANTS AND CONTINUING AGREEMENTS.

10.1     AFFIRMATIVE COVENANTS. Borrower covenants that it shall:

(a) Keep books of account and prepare financial statements and shall cause to be furnished to Lender the following (all of the foregoing and following to be kept and prepared in accordance with GAAP):

(i) as soon as available, but not later than seven days after the date of this Agreement, audited consolidated financial statements of Borrower and the Subsidiaries as at December 31, 1998, certified by a firm of independent certified public accountants of recognized standing, reasonably acceptable to Lender and selected by Borrower (and which has acknowledged a letter of the type referred to in PARAGRAPH 12.4(j)) which do not reflect changes, if any, of greater than 5% in any material item from those presented to Lender prior to the date of this Agreement;

(ii) as soon as available, but not later than ninety (90) days after the close of Borrower's Fiscal Year hereafter, audited consolidated financial statements of Borrower and the Subsidiaries as at the end of such year certified by a firm of independent certified public accountants of recognized standing, reasonably acceptable to Lender and selected by Borrower (and which has acknowledged a letter of the type referred to in PARAGRAPH 12.4(j)), together with any management letter or other letters or certificates supplied by the Borrower to such accountants;

(iii) concurrently with the delivery of the financial statements described in subparagraph (ii) above, (a) a statement in reasonable detail showing the calculations used in determining the financial covenants, and (b) a certificate of such certified public accountants certifying to Lender that, based upon their examination of the affairs of Borrower performed in connection with the preparation of said financial statements, they are not aware of the existence of any condition or event which constitutes or would, upon notice or lapse of time or both, constitute an Event of Default or, if they are aware of such condition or event, the nature thereof;

(iv) as soon as available, but not later than twenty-five (25) days after the end of each month thereafter, unaudited interim internal, consolidating and consolidated income statements, an unaudited internal consolidated balance sheet, an unaudited internal consolidated statement of cash flows of Borrower and its Subsidiaries as at the end of the portion of the Borrower's Fiscal Year then elapsed and a reconciliation of Borrower's actual cash flow results in relation to its cash flow budget as submitted to Lender together with: (a) a statement in reasonable detail showing the calculations used in determining the financial covenants, and (b) the certification of Borrower's principal financial officer that all such financial statements were prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and fairly present the financial position and results of operations of the Borrower for such period;

(v) as soon as possible, but not less than thirty (30) days prior to each ninety-day period during the Term, a copy of Borrower's cash flow budget for such ninety-day period, in form and substance satisfactory to Lender;

(vi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations;

(b) Promptly upon, but in no event later than three Business Days after, Borrower's learning thereof, inform Lender, in writing, of (i) any material delay in its performance of any of its obligations to any Account Debtor and of any assertion of any material claims, offsets or counterclaims by any Account Debtor and of any material allowances, credits or other monies granted by any Borrower to any Account Debtor;
         (ii) all material adverse information relating to the financial condition of any Account Debtor; (iii) any facts relating to any Ac-

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

         count or Inventory which would render untrue any representation or warranty made pursuant to PARAGRAPHS 9.2 OR 9.3 hereof with respect to such Account or Inventory; and (iv) any litigation affecting Borrower, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any suit or administrative proceeding which litigation, suit or administrative proceeding could reasonably be expected to have a Material Adverse Effect;

(c) Keep and maintain the Equipment in good operating condition and repair; make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved; promptly inform Lender of any additions to or deletions from the Equipment; and prevent any such Equipment in excess of $50,000 in the aggregate from becoming a fixture to real estate or accession to other personal property;

(d) Pay, and cause its Subsidiaries to pay, promptly when due, all of the Charges and promptly discharge any liens, encumbrances or other claims against the Collateral;

(e) Maintain, and cause each Subsidiary to maintain, such insurance as may be required by law and such other insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated, and (i) include Lender as an additional insured on all liability policies and (ii) provide Lender with a loss payee endorsement in favor of the Lender satisfactory to the Lender;

(f) Comply, and cause each Subsidiary to comply, strictly and in all respects with all applicable Environmental Laws, notify Lender, and cause each Subsidiary to notify Lender, promptly in the event of any Release of any Hazardous Substance reportable under Section 103 of CERCLA upon any premises owned or operated by any Borrower or any Subsidiary, and promptly forward, and cause each Subsidiary to promptly forward, to Lender a copy of any order, notice, permit, application, or any other communication or report in connection with any such Release of any Hazardous Substance or any other matter relating to the Environmental Laws as they may affect such premises. Borrower shall indemnify Lender and hold Lender harmless from and against any loss, liability, damage or expense, including attorneys' fees, suffered or incurred by Lender, whether as mortgagee pursuant to any mortgage or leasehold mortgage, as mortgagee in possession, or as successor in interest to Borrower or any of its Subsidiaries as owner or lessee of any premises by virtue of foreclosure or acceptance of deed in lieu of foreclosure (i) under or on account of the Environmental Laws, including the assertion of any lien thereunder; and (ii) with respect to any Release of any Hazardous Substance whether or not reportable under Section 103 of CERCLA affecting such premises or facility, whether or not the same originates or emanates from such premises or any contiguous real estate, including any loss of value of such premises as a result of a Release of any Hazardous Substance; provided, however, that Borrower will not be liable for such indemnification to Lender to the extent that any such loss, liability, damage or expense results from the gross negligence or willful misconduct of the Person who would otherwise be entitled to be indemnified pursuant to this PARAGRAPH 10.1(f);

(g) Keep or cause to be kept in full force and effect each material license.

(h) Furnish to Lender (i) promptly after the filing thereof with the Commission, a copy of each report, notice or other filing, if any, by Borrower with the Commission, and (ii) a copy of each written communication received by Borrower from or delivered by Borrower to the Commission, promptly after such receipt or delivery; and

(i) Obtain and perfect first priority security interests on all merchandise sold on credit and, in the case of Account Debtors who are subject to the Bankruptcy Code, to the extent Borrower accepts payment from such Account Debtor, with respect to obligations incurred prior to the Account Debtor becoming subject to the Bankruptcy Code, require compliance with respect to Bankruptcy Code Section 524(c) thereunder.

(j) Permit representatives of Lender, from time to time, as often as may be reasonably requested, to visit and inspect all properties of Borrower for all reasonable purposes to protect the interests, financial or otherwise, of the Lender under the Loan Documents.


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

10.2 NEGATIVE COVENANTS. Without Lender's prior written consent, which Lender may or may not in its sole discretion give, Borrower covenants that it shall not:

(a)      Merge or consolidate with or acquire any Person;

(b)      Make any investment other than in the ordinary course of its business;

(c) Declare or pay dividends upon any of its capital stock or make any distributions of its property or assets; provided that a Subsidiary may declare or pay dividends upon its stock to Borrower;

(d) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its capital stock, or make any material change in its capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Obligations;

(e) Enter into, or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable than would be obtained in a comparable arm's length transaction with a Person not an Affiliate;

(f) Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person except (i) its Affiliates' obligations to Lender and (ii) by endorsement of instruments or items of payment for deposit to its general account or for delivery to Lender on account of the Obligations;

(g) Except as otherwise expressly permitted in the Loan Documents or with respect to Permitted Sale Assets, encumber, pledge, mortgage, grant a security interest in, assign, sell (except for the sale of inventory and property in the ordinary course of business), lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of its assets; provided, however, that the terms and conditions of any of the foregoing actions with respect to Permitted Sale Assets must be satisfactory to Lender and the proceeds thereof must be applied in accordance with PARAGRAPH 5(a);

(h) Make any loans or advances of money to any Person (other than intercompany loans between Borrower and Borrowing Subsidiaries), including, without limitation, its employees or Affiliates (other than salary and routine travel or expense account advances made in the ordinary course of business) or permit the annual salary and bonus, including any stock option or incentive plans, to its officers to exceed the amounts set forth in SCHEDULE 10.2(H) except as such amounts and all other direct and indirect remuneration may be adjusted for cost of living increases, without the prior written consent of Lender;

(i) Make Capital Expenditures (including Capital Leases) during any Fiscal Year, which, in the aggregate, exceed $2,000,000;

(j) Remove its books and records and/or the Collateral from the locations set forth in SCHEDULE 9.1(H) or keep any of such books and records and/or the Collateral at any other office(s) or location(s) unless (i) it gives Lender written notice thereof and of the new location of said books and records and/or the Collateral at least thirty (30) days prior thereto and (ii) the other office or location is within the continental United States of America;

(k) Create, incur, assume or have outstanding any Indebtedness, except: (i) Indebtedness owing to Lender; (ii) Indebtedness incurred prior to the Filing Date; or (iii) Indebtedness incurred by it subsequent to the Filing Date in the ordinary course of business and in accordance with the Budget;

(l)      Create or permit any Lien on any of its properties or assets except:
         (i) presently existing or hereinafter created Liens in favor of Lender; and (b) Permitted Liens;

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

(m) Create any new Subsidiaries or permit any Subsidiary to incur Indebtedness or other fixed or contingent obligations of more than $10,000 in any Fiscal Year;

(n) Make any payment of any part or all of any Subordinated Debt or take any action or omit to take any action in respect of any Subordinated Debt, except in accordance with the agreements existing as of the date hereof giving rise to such Subordinated Debt, which agreements have been provided to the Lender and shall not be amended, modified or altered in any manner without the prior written consent of the Lender;

(o) Incur, create, assume, suffer or exist or permit any other Superpriority Claim which is PARI PASSU with or senior to the claims of the Lender against the Borrower hereunder, except for the Carve-Out, or apply to the Bankruptcy Court for the authority to do so;

(p) File, support or endorse any Reorganization Plan that does not provide for the immediate and full payment of the Obligations upon confirmation unless Lender has given prior written consent to any such plan;

(q) Engage in any business other than the business in which it is currently engaged or a business reasonably related thereto;

(r) Close any stores operated by Borrower except as set forth on SCHEDULE 10.2(R) without Lender's consent, which consent shall not be unreasonably withheld or delayed;

(s) Open any new retail stores without Lender's consent, which consent shall not be unreasonably withheld;

(t)      Amend the G.E. Capital Agreement.

10.3     FINANCIAL COVENANTS.

(a) Borrower shall continuously operate its business in full compliance with its Budget as provided to, and approved by, Lender.

(b) Borrower shall maintain the minimum ratio of Inventory (valued in accordance with GAAP at the lower of cost, calculated on a first-in, first-out basis, or market) to post-petition trade payables specified below for each of the following periods:

                           WEEK ENDING                            RATIO
                           -----------                            -----
                           March 3, 2000                          3.52 to 1.00
                           March 31, 2000                         2.65 to 1.00
                           April 28, 2000                         3.50 to 1.00

10.4     PAYMENT OF CHARGES AND CLAIMS.

(a) If Borrower, at any time or times hereafter, shall fail to pay the Charges when due or promptly obtain the discharge of such Charges or of any Lien against the Collateral, subject to the provisions of PARAGRAPH 10.4(b) below, Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral.

(b) Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims, and provided it gives Lender advance notice of its intention to contest the validity or amount of any such Charge or claim, Lender will forebear from making any payment or otherwise obtaining the discharge of such Charge or claim if at the time of the commencement of any such action or proceeding,


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                                 Page 113 of 128
         and during the pendency thereof (i) no Event of Default shall have occurred and be continuing, (ii) reserves with respect thereto are maintained on the books of Borrower in an amount acceptable to Lender,
         (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iv) none of the Collateral will be subject to forfeiture or loss of any Lien in favor of Lender by reason of the institution or prosecution of such contest, (v) no Lien shall exist for such Charges or claims during such action or proceeding, (vi) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interests, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower, and (vii) Lender has not advised Borrower in writing that Lender reasonably believes that non-payment or non-discharge thereof would have a Material Adverse Effect.

11.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.

11.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT".

(a) Borrower fails to pay the Obligations when due and payable or declared due and payable;

(b) Lender notifies Borrower that the outstanding balance of the Advances exceeds the limitation set forth under PARAGRAPH 2.1(a) and such condition is not corrected within two (2) Business Days after such notice;

(c) Borrower fails or neglects to perform, keep or observe any of the provisions of PARAGRAPHS 10.2 AND 10.3;

(d) Borrower or any Affiliate fails to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in the Loan Documents, which is required to be performed, kept or observed by Borrower or any Affiliate, and such failure is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of the Borrower's receipt of notice of such failure from Lender or the date on which such failure becomes known to any officer of Borrower but provided such failure is capable of being cured within such 15 day period;

(e) A default shall occur under any agreement, document or instrument, other than the Loan Documents, to which Borrower is a party, the consequences of which could have a Material Adverse Effect;

(f) Any statement, report, financial statement or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is untrue, incomplete or incorrect in any material respect;

(g) There shall occur any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral in excess of $50,000 in the aggregate;

(h) The Collateral or any other assets of Borrower are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within forty-five (45) days thereafter; an application is made by any Person, other than Borrower, for the appointment of a receiver, trustee, or custodian for any assets of Borrower and the same is not dismissed within forty-five
         (45) days after the application therefor;

(i) The filing of any plan of reorganization with respect to the Case which does not provide for payment in cash in full of the Obligations on or before the effective date of such plan;

(j) Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; a petition under any section or chapter of the Bankruptcy Code and such injunction, restraint or petition is not dismissed within forty-five
         (45) days after the entry or filing thereof;


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

(k) A notice of lien, levy or assessment is filed of record with respect to all or any assets of Borrower by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes a lien or encumbrance upon any assets of Borrower and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; provided that Borrower shall have the right to contest in good faith and by appropriate proceedings any such lien, levy or assessment if Borrower provides Lender with a bond or indemnity satisfactory to Lender assuring the payment of such lien, levy or assessment;

(l) Borrower fails to (i) furnish Lender, within fifteen (15) days thereafter, with written notice upon the occurrence of any of the following events: (a) the happening of a Reportable Event with respect to any pension plan governed by ERISA, (b) the termination of any such plan, (c) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (d) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan; or (ii) notify Lender promptly upon receipt of any notice of the institution of any proceeding or other action which may result in the termination of such plan;

(m) Any judgment or order as to a post-petition liability or debt for the payment of money in excess of $25,000 shall be rendered against the Borrower and the enforcement thereof shall not have been stayed;

(n) Any non-money judgment or order with respect to a post-petition event shall be rendered against the Borrower which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business prospects, operations or assets of the Borrower,
         (ii) have a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(o) Except as permitted by the Orders, the Borrower shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court and as provided for in the Budget;

(p)      Any Change of Control shall occur with respect to Borrower;

(q) The Bankruptcy Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy
         Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in the Bankruptcy Case and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower for the approval of any other Superpriority Claim (other than the Carve-Out) in the Bankruptcy Case which is PARI PASSU with or senior to the claims of the Lender against the Borrower, or there shall arise or be granted any such PARI PASSU or senior Superpriority Claim;

(r) The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower which have a value in excess of $50,000;

(s) An order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders;

(t) Any judgment or order as to a post-petition liability or debt for the payment of money in excess of $50,000 shall be rendered against the Borrower and the enforcement thereof shall not have been stayed;


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

(u) Any event shall have occurred and be continuing which could reasonably be expected to have a Material Adverse Effect;

(v) The failure of Borrower, for any reason, to maintain at all times and materially comply with the terms of the G.E. Capital Agreement;

(w) The occurrence of any of the foregoing Events of Default with respect to any guarantor of the obligations; or

(x) The termination or attempted termination of any guaranty of the Obligations.

11.2 ACCELERATION OF THE OBLIGATIONS. Upon the occurrence of an Event of Default, all of the Obligations may, at the option of Lender and without demand, notice, or legal process of any kind, including without further order of or application to the Bankruptcy Court, be declared, and immediately shall become, due and payable and upon notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Case and the United States Trustee for the Southern District of Ohio, Western Division); Lender shall have the following rights and remedies without further order of or application to the Bankruptcy Court:

(a)      The right to terminate the financing arrangements under the Loan
         Documents;

(b) In addition to any other rights and remedies contained in the Loan Documents, all of the rights and remedies under all applicable law and all of the rights and remedies of a secured party under the Bankruptcy Code, the UCC or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law, and may be exercised, in the Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Loan Documents. Lender may, at any time or times, proceed directly against Borrower or any obligor to collect the Obligations without prior recourse to the Collateral.;

(c) The right to open Borrower's mail and collect any and all amounts due the Borrower from Account Debtors;

(d) The right to (i) enter upon the premises of Borrower, without any obligation to pay rent to Borrower, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, or any other place or places where the Collateral is located and kept, and remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to effectively collect or liquidate the Collateral, or (ii) require the Borrower, at its expense, to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in its sole discretion;

(e) The right to (i) sell or to otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable; (ii) adjourn such sales from time to time with or without notice; (iii) conduct such sales on Borrower's premises or elsewhere and use Borrower's premises without charge for such sales for such time or times as Lender may see fit; provided, however, with respect to the disposition of any Collateral, Lender shall provide Borrower (with a copy to counsel to the Official Creditors' Committee in the Case and the United States Trustee for the Southern District of Ohio, Western Division) with five (5) Business Days written notice prior to taking the action contemplated thereby. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by


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

         Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations; provided, however, that if applicable law requires otherwise, such proceeds shall be applied in the order applicable law requires. If any deficiency shall arise, the Borrower shall remain liable to Lender therefor with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

11.3 NOTICE. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral or any other intended action by Lender, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

11.4 MARSHALLING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set-aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

12.      CONDITIONS PRECEDENT.

This Agreement shall become effective upon the satisfaction of the following conditions precedent:

12.1 EXCESS REVOLVING LOAN AVAILABILITY. Lender shall have determined, in its sole discretion, that immediately after Lender has made the Loans and Advances to Borrower contemplated hereby, Excess Availability will not be less than $5,000,000 on a pro forma basis deeming all debt (post-petition and critical allowed pre-petition) current.

12.2 FINANCIAL STATEMENTS. Lender shall have received and reviewed with Borrower's independent certified public accountants a draft of the audited consolidated financial statements of Borrower and any Subsidiaries as of December 31, 1998, and such financial statements shall be satisfactory to Lender in its sole discretion.

12.3 EXECUTION AND DELIVERY OF AGREEMENT. This Agreement or counterparts thereof shall have been duty executed by, and delivered to Borrower and Lender.

12.4 LOAN DOCUMENTS. Lender shall have received all of the following, each in form and substance satisfactory to Lender:

(a)      The Notes;

(b) A Certificate of the Secretary of Borrower, together with true and correct copies of the Articles or Certificate of Incorporation and By-Laws of Borrower, and all amendments thereto, and correct copies of the resolutions of the Board of Directors of Directors of Borrower authorizing or ratifying the execution, delivery and perform of the Loan Documents to be executed by Borrower, and the names of the officer or officers of Borrower authorized to sign said documents, together with a sample of true signature of each such officer;

(c) The Opinion of Pickrel, Schaeffer & Ebeling, LPA, addressed to Lender, in the form of EXHIBIT B attached hereto and made a part hereof;

(d) Articles or Certificate of Incorporation of Borrower, certified by the Secretary of State of the jurisdiction of incorporation of Borrower;

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

(e) Good Standing Certificates for Borrower from the Secretaries of State of each state in which Borrower is authorized to do business;

(f) UCC lien search reports of filings against Borrower and each Subsidiary and tax lien and judgment searches relating thereto for such jurisdictions as Lender deems appropriate;

(g) UCC financing statements filed against Borrower and Subsidiary in respect to the locations listed in PARAGRAPH 9.1 (h);

(h) Collateral Assignment of Patents, Copyright, Trademarks (Security Agreement) respecting those copyrights, patents, trademarks, trade names and all related applications, licenses and such other materials as described on SCHEDULE 9.1(r);

(i) Pledge Agreement in favor of Lender with respect to the pledge by Borrower of all issued and outstanding capital stock of Roberd Insurance Agency, Inc., in form and substance satisfactory to Lender;

(j) A letter from Borrower to its independent certified public accountant advising that Borrower intends Lender to rely on the opinions and reports of such accountants described in PARAGRAPH 10.1(a)(i), (ii) AND
         (iii);

(k) Agreements with all financial institutions which Borrower maintains an account regarding Lender's rights in such accounts, in form and substance satisfactory to the Lender and an agreement with G.E. Capital in form and substance satisfactory to Lender, which provides for the transfer of all amounts due Borrower to be deposited to the Blocked Account;

(l)      Appraisals of the Inventory prepared by The Buxbaum Group;

(m) Originals or copies of each policy of insurance, and evidence of payment of all premiums therefor, together with a properly executed Lender's Loss Payee Endorsement;

(n) A guarantee from Roberd Insurance Agency, Inc. in favor of Lender in form and substance satisfactory to Lender;

(o) Pay-off letters and releases and UCC termination statements with respect to any and all existing liens and encumbrances affecting the Collateral other than Permitted Liens;

(p) Any other Loan Documents and such additional materials as Lender may reasonably request.

12.5 ABSENCE OF MATERIAL ADVERSE CHANGE. As of the date hereof, other than commencement of the Bankruptcy Case and these events which customarily lead up to or follow the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Bankruptcy Case, since December 31, 1998, there shall have been (i) no material adverse change in the business, financial or other condition of Borrower or their Subsidiaries or in the Collateral or in the prospects or projections of Borrower and its Subsidiaries, (ii) no material increase in the Indebtedness of Borrower or any Subsidiary, whether or not disclosed or required to be reserved against on any pro forma balance sheet, and (iii) no material decrease in the assets of Borrower or its Subsidiaries nor any distribution by any Subsidiary either by dividends or otherwise, except such distributions as would be permitted by PARAGRAPH 10.2 hereof. As of the date hereof, no litigation other than the Bankruptcy Case against Borrower or any of its Subsidiaries shall have been commenced or threatened which, if successful, would be materially adverse thereto or challenge any transaction contemplated by this Agreement, and the financing contemplated by this Agreement would not violate any agreement of Borrower or any of its Subsidiaries or any law, statute, court order, administrative rule or regulation by which such Party are bound. The Borrower and the Subsidiaries shall have paid their Indebtedness in accordance with good business and historical practices. As of the date hereof, no Default or Event of Default shall exist.

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

12.6 INTERIM ORDER. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit whichever first occurs, the Lender shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of EXHIBIT D (the "INTERIM ORDER") approving the Loan Documents and granting of the Superpriority Claim status and liens described herein which (i) shall have been entered upon an application of the Borrower satisfactory in form and substance to the Lender, on no less than two (2) days' prior notice to the twenty (20) largest unsecured creditors of the Borrower,
         (ii) shall be in full force an effect, and (iii) shall not have been stayed, reversed, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letters of Credit nor the performance by the Borrower of any of its obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of presently effective stay pending appeal.

12.7 APPROVAL OF LOAN DOCUMENTS. Each of the Loan Documents shall have been approved by the Bankruptcy Court in an order or orders acceptable to Lender

12.8 G.E. CAPITAL AGREEMENT. The G.E. Capital Agreement shall be in full force and effect in the form provided to the Lender.

12.9 CONDITIONS TO THE INITIAL ADVANCE AND TO THE ISSUANCE OF THE INITIAL LETTER OF CREDIT. It shall be a condition to the initial Advance and to the issuance of the initial Letter of Credit that the conditions contained in paragraphs 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.7 and
         12.8 shall have been fulfilled and that Borrower shall have delivered to Lender a Borrowing Base Certificate (as of the day immediately preceding the day of the requested initial Advance or issuance of the initial Letter of Credit).

12.10 CONDITIONS TO EACH ADVANCE AND THE ISSUANCE OF EACH LETTER OF CREDIT. It shall be a further condition to the funding of each initial Advance and each subsequent Advance after the initial Advance and the issuance of the initial Letter of Credit and each subsequent Letter of Credit that the following statements shall be true on the date of each such advance or issuance:

(a) All of the representations and warranties of Borrower contained in the Loan Documents shall be correct in all material respects on and as of the date of each such Advance and the issuance of each such Letter of Credit as though made on and as of such date, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and (ii) for changes therein permitted or contemplated by this Agreement.

(b) No event shall have occurred and be continuing, or would result from the funding of the Advance or the issuance of such Letter of Credit, which constitutes or would constitute a Default or an Event of Default.

(c) The sum of the aggregate unpaid principal amount of all Advances plus the outstanding Letter of Credit Obligations, after giving effect to such Advance or the issuance of such Letter of Credit, shall not exceed the lesser of (i) the Borrowing Base or (ii) the Revolving Loan Commitment.

(d) ORDERS. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect, PROVIDED, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit would exceed the amount thereof which was authorized by the Bankruptcy Court in the Interim Order (collectively, the "ADDITIONAL CREDIT"), Lender shall have received a certified copy of an order of the Bankruptcy Court in form and substance satisfactory to Lender in its sole discretion (the "FINAL ORDER"), which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower of any of its obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

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

The acceptance by Borrower of the proceeds of any Advance shall be deemed to constitute, as of the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in this PARAGRAPH 12.10 have been satisfied, and
(ii) a confirmation by Borrower of the granting and continuance of Lender's Lien pursuant hereto.

         13. INDEMNIFICATION. Borrower agrees to defend (with counsel reasonably satisfactory to Lender), protect, indemnify and hold harmless (to the fullest extent permitted by law) Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys, agents and attorneys-in-fact (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, reasonable costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of the execution, delivery, enforcement, performance and administration of any Loan Document, or any act, event, transaction or omission, related or attendant thereto, the making and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit and with respect to any investigation, litigation or proceeding related to the Loan Documents; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Advances hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this PARAGRAPH 13 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

14.      MISCELLANEOUS

14.1 MODIFICATION OF AGREEMENT; SALE OF INTEREST. The Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer the Loan Documents or any portion thereof, including, without limitation, their rights, title, interests, remedies, powers, and/or duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of the Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder.

14.2 EXPENSES (INCLUDING ATTORNEYS' FEES). Borrower shall reimburse Lender on demand for all of its reasonable expenses (including, but not limited to, reasonable attorneys' fees) of, or incidental to:

(a) The preparation of, amendment of, modification of, or enforcement of the Loan Documents;

(b) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, the Loan Documents or Borrower's affairs;

(c) Any Default or Event of Default or advice or any action in connection with any Default or Event of Default, or any attempt to enforce any rights of Lender or any participant or assignee of Lender against Borrower or any other Person which may be obligated to Lender by virtue of the Loan Documents, including, without limitation, the Account Debtors;

(d) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; and/or

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

(e) Examination of Borrower's books and records and the Collateral, including auditor fees and monitoring fees plus expenses.

Such expenses shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food.

14.3 WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver by Lender of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in the Loan Documents and no Event of Default by Borrower under the Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

14.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the ineffectiveness of such provision materially and adversely alters the benefits accruing to either party hereunder.

14.5 PARTIES. The Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower. This provision, however, shall not be deemed to modify PARAGRAPH 14.1 hereof.

14.6     INTENTIONALLY OMITTED.

14.7 CONFLICT OF TERMS. The Other Agreements and all Schedules and Exhibits hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

14.8 WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement, Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice of a hearing prior to Lender's taking possession or control of, or to Lender's reply, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Borrower acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

14.9 REMEDIES. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including without limitation, the Other Agreements, by operation of law or otherwise. Recourse to the Collateral shall not be required.

14.10 POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are paid in full and this Agreement is terminated.

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

14.11 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS.

14.12 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER AND LENDER AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE BANKRUPTCY COURT. EACH OF THE BORROWER AND LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 14.12.

14.13 NOTICE. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon Borrower shall be in writing and, if by telecopy, shall be deemed to have been validly served, given or delivered when transmitted and confirmed by telecopy answerback, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery, if by overnight air courier, shall be deemed to have been validly served, given or delivered one (1) Business Day after delivery to the overnight air courier, and, if mailed, shall be deemed to have been validly served, given or delivered three (3) Business Days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party to be notified, at the following addresses (or such other addressees) as a party may designate for itself by like notice:

                      H.       If to Lender,

                               Jackson National Life Insurance Company
                               c/o PPM Finance, Inc.
                               225 West Wacker Drive
                               Chicago, Illinois 60603
                               Attention:   Mr. Martin Battaglia
                               Telecopier No.:       (312) 634-0815

                               with a copy to:

                               Anderson Kill & Olick, P.C.
                               1251 Avenue of the Americas
                               New York, New York 10020
                               Attention:   Gloria J. Frank, Esq.
                               Telecopier No.:       (212) 278-1733

                               If to Borrower,


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

                               By Courier:

                               Roberds, Inc.
                               1100 E. Central Avenue
                               Dayton, Ohio 45449
                               Attention:   Mr. Robert M. Wilson
                               Telecopier No.:       (937) 859-6291

                               or

                               By Mail:

                               Roberds, Inc.
                               P.O. Box 8729
                               Dayton, Ohio 45401-8729
                               Attention:   Mr. Robert M. Wilson
                               Telecopier No.:       (937) 859-6291

                               with a copy to:

                               Arter & Hadden LLP
                               10 West Broad Street
                               Columbus, Ohio 43215-3422
                               Attention:   Nick V. Cavalieri, Esq.
                               Telecopier No.:       (614) 221-0479

14.14 PARAGRAPH TITLES. The paragraph titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

14.15 ENTIRE AGREEMENT. The Loan Documents set forth the entire agreement of the parties hereto with respect to the matters addressed herein and therein, and the Loan Documents supersede all prior written or oral agreements, documents or instruments respecting such matters.

14.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

14.17 NO LENDER LIABILITY. Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.



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

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.
                                  JACKSON NATIONAL LIFE INSURANCE COMPANY

                                  By:      PPM Finance, Inc., Attorney-in-Fact


                                  By:      /s/ James Gurgone
                                    ------------------------
                                  Name:  James Gurgone
                                  Title:  Vice President


                                  ROBERDS, INC., debtor and debtor-in-possession


                                  By:  /s/ Robert M. Wilson
                                      ---------------------
                                  Name:  Robert M. Wilson
                                  Title:   President



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




                                LIST OF SCHEDULES



      Schedule 1.1(b)               Information Certificate

      Schedule 1.1(c)               Permitted Sale Assets

      Schedule 9.1(b)               Permitted Liens

      Schedule 9.1(c)               Material Contracts

      Schedule 9.1(e)               Real Property Leases in Default

      Schedule 9.1(h) List of all Borrower locations including executive offices, other offices and where all Collateral is kept.

      Schedule 9.1(j) List of additional names under which Borrower has conducted business during past 5 years

      Schedule 9.1(o)(1)            Consolidated Financials statements of
                                    Borrower

      Schedule 9.1(o)(2)            Legal Actions and Proceedings and
                                    Indebtedness

      Schedule 9.1(r)               List of Intellectual Property Rights

      Schedule 9.1(s)               List of Owned and Leased Property

      Schedule 9.1(v)               Environmental

      Schedule 10.2(h)              Salary of Employees, Outstanding Company
                                    Loans

      Schedule 10.2(r)              Stores to be Closed




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




                                LIST OF EXHIBITS

      Exhibit A                              Form of Note for Revolving Loan

      Exhibit B                              Form of Opinion of Counsel

      Exhibit C                              Intentionally Omitted

      Exhibit D                              Interim Order

      Exhibit E                              Intentionally Omitted

      Exhibit F                              Budget




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